Exhibit 99.1

Vycor Medical Releases Financial Results for the three and six months ended June 30st, 2015

BOCA RATON, FL (August 14, 2015) – Vycor Medical, Inc. (Vycor) (OTCQB: VYCO), a provider of innovative and superior surgical and therapeutic solutions, reported financial results for the second quarter and first half ended June 30, 2015.

Operational Highlights

NovaVision

●
Launched NovaVision’s new Internet-delivered therapy suite in the U.S. This therapy suite consists of two highly complementary therapies: Vision Restoration Therapy (VRT), the only FDA-approved medical therapy aimed at the restoration of vision lost as a result of neurological damage, and NeuroEyeCoach, an eye-movement compensation therapy. The suite is delivered directly to patients’ computers over the Internet.

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Expanded its agreement with HealthSouth, one of the nation’s largest providers of post-acute healthcare services, to make available its NeuroEyeCoach Professional Center therapy program to participating HealthSouth hospitals, following a three-month trial of the therapy in two locations. In late 2014, the company previously announced its agreement with HealthSouth to offer its VIDIT device, the diagnostic component of VRT, to its network of 100+ rehabilitation centers in the U.S. HealthSouth now has approved NovaVision’s entire Professional Center product range to be offered to its hospitals.

●
Launched a Professional Physician version of NovaVision’s Internet-delivered therapy suite, enabling physicians to register patients at the clinic and monitor patient reports and progress via a dedicated portal while patients complete NovaVision therapy from the comfort of their home.

ViewSite Brain Access System (VBAS)

●
VBAS, a next generation retraction and access system for brain surgery, has continued to gain traction through product approval in 16 new U.S. hospitals this year. VBAS is now approved in more than 200 hospitals in the U.S. with additional hospital approvals in process.

●	Five peer reviewed studies in 2015 provided important additional scientific data on VBAS’ clinical advantages:

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Two papers by surgeons at Weill Cornell Medical College detailed their work on minimally invasive neurosurgical approaches using VBAS published in March 2015, including one published in the prestigious Journal of Neurosurgery which featured VBAS on its front cover;

-	Surgeons from Sapporo Medical University in Japan published a study of 18 patient surgeries using VBAS, which focused on the increased safety of rigid endoscope resection through VBAS;

-	Surgeons from Taipei Medical University published a paper on endoscopic hematoma evacuation using VBAS; and

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Most recently, a study by surgeons at the Walter Reed National Military Medical Center, entitled: “Use of Minimally Invasive Retractor System for Retrieval of Intracranial Fragments in Wartime Trauma,” was published in World Neurosurgery. The study focused on the safe removal of shrapnel, bullets and bone fragments using VBAS. The study concluded that deep parenchymal and intraventricular fragments can be safely removed using VBAS. Peer reviewed clinical data is very important in driving surgeon and hospital adoption which in turn drives revenues.

Management Commentary

Peter Zachariou, Chief Executive Officer of Vycor, commented: “We continue to make progress with our VBAS product and the continuing clinical studies together with the anticipated launch of the smaller VBAS models makes us confident this will translate into increased VBAS penetration and greater market acceptance. NovaVision addresses a substantial and largely unaddressed market opportunity. The delayed launch of the Internet-delivered therapy suite and professional models has impacted revenues, but with their launch NovaVision is now positioned, for the first time, with the range of therapies and product offerings to deliver on our strategic vision: to provide a clinically supported, affordable and scalable visual therapy solution offering broad benefits to those suffering visual impairment following neurological damage; and to offer solutions for patients, physicians and rehab centers alike”.

Second Quarter 2015 Financial Results

Revenue in the second quarter of 2015 totaled $286,000, a decrease of $13,000 versus the same year-ago quarter. Vycor Medical revenue in the second quarter of 2015 was $221,000, an increase of $18,000 over the same year-ago quarter. NovaVision revenues in the second quarter of 2015 were $65,000, a decrease of $31,000 from the same year-ago quarter. NovaVision revenues were impacted by the delayed launch of the new Internet-delivered therapy suite, which was commercially launched on June 25, 2015. In addition, the decrease in total NovaVision revenues was partly attributed to the impact of foreign exchange differences in the translation of revenues from NovaVision’s European subsidiaries.

Non-GAAP operating expenses in the second quarter of 2015 were $601,000, as compared to $680,000 in the same period of 2014.

Non-GAAP net operating loss in the second quarter of 2015 was $349,000, a decrease of 16% from $417,000 in the same period of 2014.

Non-GAAP net loss in the second quarter of 2015 was $361,000, as compared to $463,000 in the same period of 2014.

The non-GAAP operating loss before depreciation and amortization (or “Cash Burn”) in the second quarter of 2015 was $321,000, as compared to $376,000 in the same period of 2014.

First Half 2015 Financial Results

Revenue in the first half of 2015 totaled $615,000, a decrease of $42,000 versus the same period in 2014. Vycor Medical revenue in the first half of 2015 was $480,000, an increase of $13,000 over the same year-ago period. NovaVision revenues in the first half of 2015 were $116,000, a decrease of $51,000. NovaVision revenues were impacted by the delayed launch of the new Internet-delivered therapy suite, which was commercially launched on June 25, 2015. In addition, the decrease of NovaVision revenues was in part attributed to the impact of foreign exchange differences in the translation of revenues from NovaVision’s European subsidiaries.

Non-GAAP operating expenses in the first half of 2015 totaled $1.3 million, unchanged from $1.3 million in the same period of 2014.

Non-GAAP net operating loss in the first half of 2015 was $811,000, as compared to $737,000 in the same period of 2014.

Non-GAAP net loss in the first half of 2015 was $834,000, as compared to $832,000 in the same period of 2014.

Non-GAAP operating loss before depreciation and amortization (or “Cash Burn”) in the first half of 2015 was $759,000, as compared to $662,000 in the same period of 2014.

Cash and cash equivalents were $1.0 million at June 30, 2015 and shareholders’ equity was $2.0 million.

VYCOR MEDICAL, INC.
Segment Information
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014

Revenue
Vycor Medical	$221,258	$203,191	$480,107	$466,902
NovaVision	64,760	95,349	134,463	189,760

Total Revenue	$286,018	$298,540	$614,570	$656,662

Gross Profit
Vycor Medical	$193,743	$177,717	$412,794	$411,198
NovaVision	58,294	85,056	116,102	166,812

Total Gross Profit	$252,037	$262,773	$528,896	$578,010

Reconciliation of Non-GAAP Information and Pro Forma Balance Sheet

Non-GAAP Reconciliation

Management uses certain non-GAAP financial measures (including non-GAAP operating expenses and non-GAAP net loss and loss per share), which exclude non-cash amortization of acquired intangible assets, non-cash stock-based compensation, one-time Offering costs and the change in value of derivative warrant liability. Management does not consider these costs in evaluating the continuing operations of the Company. Therefore, management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to analyze further, and more consistently, the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures.

On a GAAP basis the Company reported Operating Expenses for the second quarter of 2015 of $710,130, a net operating loss of $458,093 and a net loss of $420,267. For the first six months the Company reported Operating Expenses of $1,595,307, a net operating loss of $1,066,411 and a net loss of $1,144,448.

Vycor’s GAAP operating costs for the three months ended June 30, 2015 include non-cash amortization of acquired intangible assets ($58,617) and non-cash stock compensation charges ($50,312). Vycor’s other expense includes change in the value of warrant derivative liability (gain of $31,945) and gain on foreign currency exchange ($17,723).

Vycor’s GAAP operating costs for the six months ended June 30, 2015 include non-cash amortization of acquired intangible assets ($117,234) and non-cash stock compensation charges ($138,462). Vycor’s other expense includes change in the value of warrant derivative liability (gain of $19,792) and loss on foreign currency exchange ($74,148).

The Company is providing additional non-GAAP financial measures that exclude these charges and expenses, and reconciliation of GAAP to non-GAAP results is provided in the tables included in this release.

On a non-GAAP basis, taking into account these adjustments, Operating Expenses for the three months ended June 30, 2015 were $601,202, non-GAAP net operating loss was $349,165, and non-GAAP net loss was $361,006.

On a non-GAAP basis, taking into account these adjustments, Operating Expenses for the six months ended June 30, 2015 were $1,339,611, non-GAAP net operating loss was $810,714, and non-GAAP net loss was $834,396.

VYCOR MEDICAL, INC.
Consolidated Balance Sheets
(unaudited)
	June 30, 2015	December 31, 2014
ASSETS

Current Assets
Cash	$1,010,718	$1,891,658
Trade accounts receivable, net of allowance for doubtful accounts of $2,711 and $2,721	113,472	123,815
Inventory	285,289	336,021
Prepaid expenses and other current assets	186,343	217,800
Total Current Assets	1,595,822	2,569,294

Fixed assets, net	479,114	582,434

Intangible and Other assets:
Trademarks	251,157	251,157
Patents, net of accumulated amortization	368,036	345,113
Website, net of accumulated amortization	14,041	12,576
Security deposits	46,919	53,169
Total Intangible and Other assets	680,153	662,015

TOTAL ASSETS	$2,755,089	$3,813,743

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$124,566	$221,703
Accrued interest	64,436	40,634
Accrued liabilities	287,288	320,927
Derivative liability	-	19,792
Notes payable	315,307	321,785
TOTAL CURRENT LIABILITIES	791,597	924,841

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, 243,804 and 235,560 issued and outstanding as at June 30, 2015 and December 31, 2014 respectively	$24	$24
Common Stock, $0.0001 par value, 25,000,000 shares authorized 10,941,783 and 10,879,899 shares issued and 10,838,449 and 10,776,565 outstanding at June 30, 2015 and December 31, 2014 respectively	1,094	1,088
Additional Paid-in Capital	24,124,693	23,903,793
Treasury Stock (103,334 shares of Common Stock as of June 30, 2015 and December 31, 2014 respectively, at cost)	(1,033)	(1,033)
Accumulated Deficit	(22,309,012)	(21,082,118)
Accumulated Other Comprehensive Income	147,726	67,148

Total Stockholders’ Equity	1,963,492	2,888,902
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,755,089	$3,813,743

VYCOR MEDICAL, INC.
Consolidated Statements of Comprehensive Loss
(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2015	2014	2015	2014

Revenue	$286,018	$298,540	$614,570	$656,662

Cost of Goods Sold	33,981	35,767	85,674	78,724

Gross Profit	252,037	262,773	528,896	577,938

Operating expenses:
Research and development	15,672	37,395	38,898	52,751
Depreciation and Amortization	86,708	98,997	169,357	193,093
General and administrative	607,750	829,989	1,387,052	2,028,240

Total Operating expenses	710,130	966,381	1,595,307	2,274,084

Operating loss	(458,093)	(703,608)	(1,066,411)	(1,696,146)

Other Income (Expense)
Interest expense – Related Party	-	(33,613)	-	(67,442)
Interest expense - Other	(11,842)	(12,327)	(23,682)	(26,621)
Gain (loss) on foreign currency exchange	17,723	(5,560)	(74,147)	(6,193)
Change in fair value derivative liability	31,945	(523,277)	19,792	(269,993)
Total Other expense	37,826	(569,217)	(78,038)	(364,056)

Loss before Provision for Income Taxes	$(420,267)	$(1,278,385)	$(1,144,448)	$(2,066,395)

Provision for Income Taxes

Net Loss	$(420,267)	$(1,278,385)	$(1,144,448)	$(2,066,395)

Preferred Dividends	-	-	(82,446)	-

Net Loss available to common shareholders	$(420,267)	$(1,278,385)	$(1,266,894)	$(2,066,395)
Comprehensive Loss
Foreign Currency Translation Adjustment	19,076	5,905	(80,577)	6,427
Net Comprehensive Loss	$(401,191)	$(1,272,480)	$(1,307,471)	$(2,059,968)
Loss Per Share
Basic and diluted	$(0.04)	$(0.12)	$(0.11)	$(0.21)

Weighted Average Number of Shares Outstanding	10,819,691	10,570,609	10,806,338	9,787,198

VYCOR MEDICAL, INC.
Non-GAAP Reconciliation of Operating Loss and Net Loss

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014

GAAP Operating Expenses	$710,131	$966,381	$1,595,306	$2,274,084

Non-cash amortization of acquired intangible assets (1)	(58,617)	(58,617)	(117,234)	(117,234)
Non-cash stock-based compensation (2)	(50,312)	(91,073)	(138,462)	(259,727)
Offering Costs (3)	-	(137,163)	-	(581,702)

Total Non-GAAP Operating Expense Adjustments	(108,929)	(286,853)	(255,696)	(958,663)

Non-GAAP Operating Expenses	$601,202	$679,528	$1,339,611	$1,315,421

GAAP Operating Loss	$(458,094)	$(703,608)	$(1,066,410)	$(1,696,146)

Non-GAAP Operating Expense Adjustments, as above	108,929	286,853	255,696	958,663

Non-GAAP Operating Loss	$(349,165)	$(416,755)	$(810,714)	$(737,483)

GAAP Net Loss	$(420,267)	$(1,278,385)	$(1,144,448)	$(2,066,395)

Non-GAAP Operating Expense Adjustments, as above	108,929	286,853	255,696	958,663
Change in value of derivative liability (4)	(31,945)	523,277	(19,792)	269,993
Gain (loss) on foreign currency exchange (5)	(17,723)	5,560	74,148	6,193

Non-GAAP Net Loss	$(361,006)	$(462,695)	$(834,396)	$(831,546)

Non-GAAP Loss Per Share
Basic and diluted	$(0.03)	$(0.04)	$(0.08)	$(0.08)

Weighted Average Number of Shares Outstanding	10,819,691	10,570,609	10,806,338	9,787,198

Non-GAAP Operating Loss Before Depreciation And Amortization	$(321,074)	$(376,376)	$(758,592)	$(661,625)

(1) Non-Cash Amortization on acquired intangible assets. These are non-cash charges related to acquired intangible assets such patents and software which can be impacted by the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing costs and performance, and therefore exclude such charges when presenting non-GAAP financial measures.

(2) Non-Cash Stock-based compensation expense consists of expense relating to stock-based awards issued to employees, outside directors and non employees including stock options, restricted common stock, and warrants. Because of varying available valuation methodologies, subjective assumptions and the fact that these amounts vary in size and timing, we believe that the exclusion of stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods. In addition, we believe it is useful to investors to understand the specific impact of stock-based compensation expenses on our operating results.

(3) Offering Costs comprises the broker commissions, banking fees, legal fees and other costs associated with the five separate closings of an offering of units of Common Stock and Warrants (the "Offering") during the period January to April, 2014. These costs are one-time for the period of the Offering and are disregarded by management in evaluating and predicting earnings trends and are therefore excluded by us when presenting non-GAAP financial measures.

(4) Derivative Liability: Warrant. The Company accounted for the remaining 34,723 Series A Warrants issued in connection with the Offering which still carried anti-dilution rights in accordance with the guidance contained in ASC 815-40-15-7D, whereby under that provision, because they had anti-dilution rights, they did not meet the criteria for equity treatment and must be recorded as a liability. Accordingly, the Company classified the warrant instrument as a liability at its fair value and adjusted the instrument to fair value at each reporting period. This liability was subject to re-measurement at each balance sheet date until exercised or until the anti-dilution provisions contained within the warrant agreements expire, and was classified in the balance sheet as a current liability. The anti-dilution provisions expired on June 11, 2015 and accordingly the liability has been extinguished. Because this treatment was limited in time and was calculated using subjective valuation assumptions, we believe that the exclusion of the derivative liability on the balance sheet, and the change in valuation on the statement of operations, allowed for a more accurate reflection of our financial result, and has therefore been excluded by us when presenting non-GAAP financial measures.

(5) Gain (loss) on foreign currency exchange comprises the fluctuations on the foreign exchange rates on the revaluation of monetary assets and liabilities denominated in currencies other than the local functional currency of the relevant subsidiary.  This includes third party receivables and payables as well as intercompany loans. All subsidiaries receive funding via intercompany loans that are denominated in US dollars and any changes to the relevant exchange of the local functional currency requires the company to recognize a transaction gain or loss.  Because these or gains or losses are non cash and unrealized we believe that the exclusion of the losses allow for a more accurate reflection of our financial results, and has therefore been excluded by us when presenting non-GAAP financial measures.

About Vycor Medical, Inc.
Vycor Medical (OTCQB: VYCO) is dedicated to providing the medical community with innovative and superior surgical and therapeutic solutions. The company has a portfolio of FDA cleared medical solutions that are changing and improving lives every day. The company operates two business units: Vycor Medical and NovaVision, both of which adopt a minimally or non-invasive approach.

For the latest information on the company, including media and other coverage, and to learn more, please go online at www.vycormedical.com, www.vycorvbas.com or www.novavision.com.

Safe Harbor Statement
Information in this document constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast", "anticipate", "estimate", "project", "intend", "expect", "should", "believe", and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause Vycor Medical's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in Vycor Medical’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Vycor Medical herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Vycor Medical disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.

Investor Relations:
Liolios Group, Inc.
Ronald A. Both
Tel 1-949-574-3860
vyco@liolios.com